EXHIBIT 99.1 -- Servicer's Annual Statement of Compliance


			Countrywide
			HOME LOANS

   	                400 Countrywide Way
			Simi Valley, California 93065-6298

March 15, 2005

US BANK
209 LASALLE ST 3 FL
CHICAGO, IL 60604
Attn: MIKE ORTIZ


OFFICER'S CERTIFICATE

I, Joseph Candelario, hereby certify that I am the First Vice President, Loan Administration of Countrywide Home Loans, Inc., fka Countrywide Funding Corporation. I further certify, with respect to the Servicing Agreements for Countrywide Mortgage Obligations, Inc., the following:

I have reviewed the activities and performance of the Servicer during the fiscal year ended December 31, 2004 under the Agreements and, to the best of my knowledge, based on my review, the Servicer has fulfilled all of its duties, responsibilities or obligations under the Agreements throughout the fiscal year.

/s/ Joseph Candelario			March 15, 2005

Joseph Candelario			Date
First Vice President
Compliance Officer
Loan Administration



re: Investor Numbers: 7003769, 7004068
See Deal Name listing on following page.


US BANK Deal Name Listing:

7003769 - HARBORVIEW 2003-3
7004068 - HVMLT 2004-2